UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, Virginia 23219-0501

(Address of principal executive offices)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders of MeadWestvaco Corporation (the “Company”) was held on April 28, 2014. The proposals are described in detail in the Registrant’s Proxy Statement for the 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 26, 2014

(b) The directors named in the Proxy Statement were elected, by a majority of votes cast, to a one-year term expiring in 2015, with the following results:

	Number of Shares For	Number of Shares Against	Number of Shares Abstain	Broker Non-Votes
Michael E. Campbell*	132,093,997	9,015,033	169,675	9,062,965
James G. Kaiser	140,493,433	608,257	177,016	9,062,965
Richard B. Kelson	140,031,672	1,078,621	168,414	9,062,965
Susan J. Kropf	139,815,490	1,324,171	139,045	9,062,965
John A. Luke, Jr.	136,661,664	3,789,369	827,673	9,062,965
Gracia C. Martore	140,844,164	257,217	177,325	9,062,965
Timothy H. Powers	140,259,329	834,714	184,663	9,062,965
Jane L. Warner	140,542,972	588,072	147,662	9,062,965
Alan D. Wilson	140,261,345	831,886	185,475	9,062,965

*	On November 13, 2013, the Company disclosed on Form 8-K that the Board had amended the Company’s Bylaws to require that certain litigation, including shareholder derivative suits, be brought in Delaware, the state of the Company’s incorporation. A proxy advisory firm, which opposes such Bylaw amendments without shareholder approval, recommended as a consequence that shareholders vote against the re-election of the Chairman of the Nominating and Governance Committee, Mr. Campbell.

(c) The appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm was ratified by a majority of votes cast, with 149,352,212 shares in favor, 850,707 shares in opposition and 138,752 shares in abstention.

(d) The proposal to approve the advisory (non-binding) resolution on the company’s executive compensation as reported in the Proxy Statement was approved by a majority of votes cast, with 138,250,113 shares in favor, 2,614,313 shares in opposition and 414,280 shares in abstention. The broker non-vote was 9,062,965 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: May 1, 2014		John J. Carrara
Assistant Secretary